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                      THE TOLEDO EDISON COMPANY



                                TO



                       THE CHASE MANHATTAN BANK,
                             as Trustee.




                         -------------------






                   Forty-Eighth Supplemental Indenture

                       DATED AS OF JUNE 1, 1998

          (Supplemental to Indenture dated as of April 1, 1947)

           First Mortgage Bonds, 1998 Guaranty Series due 2028




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     Forty-eighth Supplemental Indenture, dated as of June 1,
l998, made by and between THE TOLEDO EDISON COMPANY, a corporation organized and existing under the laws of the State of Ohio (hereinafter called the "Company"), and THE CHASE MANHATTAN BANK, a corporation organized and existing under the laws of the State of New York (the "Trustee"), as Trustee.

                            RECITALS

     The Company has heretofore executed and delivered an Indenture of Mortgage and Deed of Trust dated as of April 1, 1947 (the "Original Indenture") to The Chase National Bank of the City of New York, predecessor Trustee, to secure an issue of First Mortgage Bonds of the Company, issuable in series, and created thereunder an initial series of bonds designated as First Mortgage Bonds, 27/8% Series due 1977, being the initial series of bonds issued under the Original Indenture; and

     The Company has heretofore executed and delivered to The Chase National Bank of the City of New York, predecessor Trustee, four Supplemental Indentures supplementing the Original Indenture dated, respectively, September 1, 1948, April 1, 1949, December 1, 1950 and March 1, 1995 and has heretofore executed and delivered to The Chase Manhattan Bank, which on March 31, 1955, became the Trustee under the Original Indenture by virtue of the merger of The Chase National Bank of the City of New York into President and Directors of The Manhattan Company under the name of The Chase Manhattan Bank, the Fifth and the Sixth Supplemental Indentures dated, respectively, February 1, 1956, and May 1, 1958, supplementing the Original Indenture; and

     The Chase Manhattan Bank was converted into a national banking association under the name of The Chase Manhattan Bank (National Association), effective September 23, 1965; and by virtue of said conversion the continuity of the business of The Chase Manhattan Bank, including its business of acting as corporate trustee, and its corporate existence, were not affected, so that The Chase Manhattan Bank is vested with all the trusts, powers, discretion, immunities, privileges and all other matters as were vested in said The Chase Manhattan Bank under the Indenture, with like effect as if originally named as Trustee therein; and

     The Company has heretofore executed and delivered to The Chase Manhattan Bank (National Association), predecessor Trustee, 38 Supplemental Indentures dated, respectively, as follows:
Seventh, August 1, 1967, Eighth, November 1, 1970, Ninth, August 1, 1972, Tenth, November 1, 1973, Eleventh, July 1, 1974, Twelfth, October 1, 1975, Thirteenth, June 1, 1976, Fourteenth, October 1, 1978, Fifteenth, September 1, 1979, Sixteenth, September 1, 1980, Seventeenth, October 1, 1980, Eighteenth, April 1, 1981, Nineteenth, November 1, 1981, Twentieth, June 1, 1982, Twenty-first, September 1, 1982, Twenty-second, April 1, 1983, Twenty-third, December 1, 1983, Twenty-fourth, April 1, 1984, Twenty-fifth, October 15, 1984, Twenty-sixth, October 15, 1984, Twenty-seventh, August 1, 1985, Twenty-eighth, August 1, 1985, Twenty-ninth, December 1, 1985, Thirtieth, March 1, 1986, Thirty-first, October 15, 1987, Thirty-second, September 15, 1988, Thirty-third, June 15, 1989, Thirty-fourth, October 15, 1989, Thirty-fifth, May 15, 1990, Thirty-sixth, March 1, 1991, Thirty-seventh, May 1, 1992, Thirty-eighth, August 1, 1992, Thirty-ninth, October 1, 1992, Fortieth, January 1, 1993, Forty-first, September 15, 1994, Forty-second, May 1, 1995, Forty-third, June 1, 1995, Forty-fourth, July 14, 1995, Forty-fifth, July 15, 1995, Forty-sixth, June 15, 1997 and Forty-seventh, August 1, 1997 supplementing the Original Indenture; and

     The Chase Manhattan Bank (National Association), Successor Trustee, was merged on July 1, 1996, with and into Chemical Bank, a New York banking corporation, which changed its name to The Chase Manhattan Bank, and which became the Trustee under the Original Indenture by virtue of such merger; and

     The Company is executing and delivering to The Chase Manhattan Bank, Trustee, this Forty-eighth Supplemental Indenture, dated as of June 1, 1998, supplementing the Original Indenture (the Original Indenture, all the aforementioned Supplemental Indentures, this Forty-eighth Supplemental Indenture and any other indentures supplemental to the Original Indenture are herein collectively called the "Indenture" and this Forty-eighth Supplemental Indenture is hereinafter called "this Supplemental Indenture"); and

     The Company covenanted in and by the Original Indenture to execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Original Indenture and to make subject to the lien thereof property acquired after the execution and delivery of the Original Indenture; and

     Under Article 3 of the Original Indenture, the Company is authorized to issue additional bonds upon the terms and conditions expressed in the Original Indenture; and

     The Company has determined to create pursuant to the provisions of the Indenture a new series of first mortgage bonds (the "Pledge Bonds"), to be pledged as security for the payment of certain obligations undertaken by the Company in connection with the issuance by the Beaver County Industrial Development Authority (the "Authority") of $3,750,754 aggregate principal amount of the Authority's Exempt Facilities Revenue Bonds 5.375% 1998 Series A (Shippingport Project) on behalf of the Company (the "Revenue Bonds"), with such Pledge Bonds to have the denominations, rate of interest, date of maturity, redemption provisions and other provisions and agreements in respect thereof as in this Supplemental Indenture set forth; and

     The Pledge Bonds are to be limited in aggregate principal amount to $3,750,754, are to be delivered to Chase Manhattan Trust Company, National Association, as trustee (hereinafter called the "Revenue Bond Trustee"), under the Trust Indenture (the "Revenue Bond Indenture") dated as of June 1, 1998 between the Authority and the Revenue Bond Trustee; and


     The Company, by appropriate corporate action, has duly resolved and determined to execute this Supplemental Indenture for the purpose of providing for the creation of the Pledge Bonds and of specifying the form, provisions and particulars thereof as in said Original Indenture, as amended, provided or permitted, including the issuance only of fully registered Pledge Bonds, and of giving to the Pledge Bonds the protection and security of the Indenture; and

     All conditions and requirements necessary to make this Supplemental Indenture a valid, legal and binding instrument in accordance with its terms and to make the Pledge Bonds, when duly executed by the Company and authenticated and delivered by the Trustee, and duly issued, the valid, binding and legal obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:
That The Toledo Edison Company, the Company herein named, in consideration of the premises and of One Dollar ($1.00) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, does hereby covenant and agree to and with the Trustee and its successors in the trust under the Indenture, for the benefit of those who shall hold the bonds to be issued hereunder and thereunder, as hereinafter provided, as follows:

                           ARTICLE I

        CREATION, PROVISIONS, REDEMPTION, PRINCIPAL AMOUNT
                AND FORM OF BONDS OF PLEDGE SERIES

     SECTION 1. The Company hereby creates a new series of Bonds to be issued under and secured by the Indenture and to be designated as "First Mortgage Bonds, 1998 Guaranty Series due 2028" of the Company and hereinabove and hereinafter called the "Pledge Bonds." The Pledge Bonds shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture.

     SECTION 2. The Pledge Bonds shall be issued as fully registered Bonds only, without coupons, in the denominations of $1,000 or any higher multiple of $1.00.

     SECTION 3. The Pledge Bonds shall be dated the date of authentication, shall mature June 1, 2028, and shall bear interest from the time hereinafter provided at such rate per annum as shall cause the rate of interest payable on such Pledge Bonds then outstanding to equal the rate of interest payable on the Revenue Bonds. The interest on the Pledge Bonds is payable on June 1 and December 1 in each year starting on the Interest Accrual Date (as defined below) (each such date hereinafter called an "interest payment date") on and until maturity, or, in the case of any such Pledge Bonds duly called for redemption, on and until the redemption date, or in the case of any default by the Company in the payment of the principal due on any such Pledge Bonds, until the Company's obligation with respect to the payment of the principal shall be discharged as provided in the Indenture.

     The Pledge Bonds shall be payable as to principal and interest at the office or agency of the Company in the City of Akron, State of Ohio, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

     Except as hereinafter provided, each Pledge Bond shall bear interest from the Interest Accrual Date (as defined below) until the principal of such Pledge Bond is paid or duly provided for.

     The interest payable on any interest payment date shall be paid to the respective persons in whose names the Pledge Bonds shall be registered at the close of business on the Record Date next preceding such interest payment date, notwithstanding the cancellation of any such Pledge Bond upon any transfer or exchange thereof subsequent to such Record Date and prior to such interest payment date; provided, however, that, if and to the extent the Company shall default in the payment of the interest due on such interest payment date (other than an interest payment date that is a redemption date or maturity date), such defaulted interest shall be paid to the respective persons in whose names such outstanding Pledge Bonds are registered at the close of business on a date (the "Subsequent Record Date") not less than 10 days nor more than 15 days next preceding the date of payment of such defaulted interest, such Subsequent Record Date to be established by the Company by notice given by mail by or on behalf of the Company to the registered owners of Pledge Bonds not less than 10 days next preceding such Subsequent Record Date. If any interest payment date should fall on a day which is not a business day, then such interest payment date shall be the next preceding business day.

     The interest rate on the Revenue Bonds, and therefore on the Pledge Bonds, is 5.375% per annum.

     SECTION 4. In the manner and subject to the limitations provided in the Indenture, Pledge Bonds may be exchanged for a like aggregate principal amount of Pledge Bonds of other authorized denominations, in either case without charge, except for any tax or taxes or other governmental charges incident to such exchange, at the office or agency of the Company in the Borough of Manhattan, The City of New York or the City of Akron, State of Ohio.

     Except as otherwise provided in Section 3 of this Article I with respect to the payment of interest, the Company, the agencies of the Company and the Trustee may deem and treat the person in whose name a Pledge Bond is registered as the absolute owner thereof for the purpose of receiving any payment and for all other purposes.

     SECTION 5. The Pledge Bonds shall be redeemable only to the extent provided in this Article I, subject to the provisions contained in Article V of the Indenture and the form of Pledge
Bond.

     SECTION 6. Subject to the applicable provisions of the Indenture, written notice of redemption of Pledge Bonds pursuant to this Supplemental Indenture shall be given by the Trustee by mailing to each registered owner of such Pledge Bonds to be redeemed a notice of such redemption, first class postage prepaid, at its last address as it shall appear upon the books of the Company for the registration and transfer of such Pledge Bonds. Any notice of redemption shall be mailed at least 30 days, but no more than 60 days, prior to the redemption date.

     SECTION 7. If and when the principal of any Revenue Bonds shall be paid, then there shall be deemed to have been paid a principal amount of the Pledge Bonds then outstanding which bears the same ratio to the aggregate principal amount of Pledge Bonds then outstanding as the principal amount of the Revenue Bonds so paid bears to the aggregate principal amount of the Revenue Bonds outstanding immediately before such payment; provided, however, that such payment of Pledge Bonds shall be deemed to have been made only when and to the extent that notice of such purchase or payment of the principal amount of such Revenue Bonds shall have been given by the Company to the Trustee. The Trustee may rely upon any such notification by the Company that such payment of Revenue Bonds has been so made.

     SECTION 8. The Pledge Bonds shall be redeemed by the Company in whole at any time prior to maturity at a redemption price of 100% of the principal amount to be redeemed, plus accrued and unpaid interest to the redemption date, but only if the Trustee shall receive written advice from the Revenue Bond Trustee stating that the principal amount of all the Revenue Bonds then outstanding under the Revenue Bond Indenture has been declared due and payable pursuant to the provisions of Section
8.02 of the Revenue Bond Indenture, specifying the date of the accelerated maturity of such Revenue Bonds and the date from which interest on the Revenue Bonds issued under the Revenue Bond Indenture has then accrued and is unpaid, stating such declaration of maturity has not been annulled and demanding payment of the principal amount hereof plus accrued interest hereon to the date fixed for such redemption. The date fixed for such redemption shall be not earlier than the date specified in the aforesaid written advice as the date of the accelerated maturity of the Revenue Bonds then outstanding under the Revenue Bond Indenture. Upon mailing of notice of redemption, the date from which unpaid interest on the Revenue Bonds has then accrued (as specified by the Revenue Bond Trustee) shall become the initial interest accrual date (the "Initial Interest Accrual Date") with respect to the bonds of this series, provided, however, on any demand for payment of the principal amount hereof at maturity as a result of the principal of the Revenue Bonds becoming due and payable on the maturity date of the bonds of this series, the date from which unpaid interest on the Revenue Bonds has then accrued shall become the Initial Interest Accrual Date with respect to the bonds of this series, such date to be a stated in a written notice from Revenue Bond Trustee to the Trustee. The aforementioned notice of redemption shall become null and void for all purposes (including the fixing of the Initial Interest Accrual Date with respect to the bonds of this series) upon receipt by the Trustee of written notice from the Revenue Bond Trustee of the annulment of the acceleration of the maturity of the Revenue Bonds then outstanding under the Revenue Bond Indenture and of the rescission of the aforesaid written advice prior to the redemption of the bonds of this series and no payment in respect thereof as specified in such notice of redemption shall be effected or required. But no such rescission shall extend to any subsequent written advice from the Revenue Bond Trustee or impair any right consequent on such subsequent written advice.

     SECTION 9. Pledge Bonds shall not be transferable except to a successor trustee under the Revenue Bond Indenture or in connection with the exercise of the rights and remedies of the holder thereof consequent upon an event of default as defined in the Indenture.

     SECTION 10. The aggregate principal amount of Pledge Bonds which may be authenticated and delivered hereunder shall not exceed $3,750,754, except as otherwise provided in the Indenture.

     SECTION 11. The form of the fully registered Pledge Bonds, and of the Trustee's certificate of authentication thereon, shall be substantially as follows:

       [FORM OF FULLY REGISTERED BOND OF 1998 GUARANTY SERIES]

                    THE TOLEDO EDISON COMPANY
          Incorporated under the laws of the State of Ohio
         FIRST MORTGAGE BOND, 1998 GUARANTY SERIES DUE 2028
                        Due June 1, 2028

No.                                                         $

     THE TOLEDO EDISON COMPANY, a corporation organized and existing under the laws of the State of Ohio (hereinafter called the "Company," which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value
received, hereby promises to pay to                    , or
registered assigns, the sum of               Dollars
($          ) or the aggregate unpaid principal amount hereof,
whichever is less, on June 1, 2028, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay interest on the unpaid principal amount hereof in like coin or currency from the time hereinafter provided, at the rate of five and three eighths per centum per annum. The interest on the Pledge Bonds is payable on June 1 and December 1 in each year starting on the Initial Interest Accrual Date (hereinafter defined) (each such date herein called an "interest payment date"), and on and until the date of maturity of this Bond, or, if this Bond shall be duly called for redemption, on and until the redemption date, or, if the Company shall default in the payment of the principal amount of this Bond, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in said Indenture. Except as hereinafter provided, this Bond shall bear interest from the Initial Interest Accrual Date (hereinafter defined) until the principal of this Bond has been paid or duly provided for. Subject to certain exceptions provided in said Indenture, the interest payable on any interest payment date shall be paid to the person in whose name this Bond shall be registered at the close of business on the Record Date or, in the case of defaulted interest, on a day preceding the date of payment thereof established by notice to the registered owner of this Bond in the manner provided in the Supplemental Indenture (hereinafter defined). Principal of and interest on this Bond are payable at the office or agency of the Company in the City of Akron, State of Ohio.

     This Bond is one of the duly authorized Bonds of the Company (herein called the "Bonds"), all issued and to be issued under and equally secured by a Mortgage and Deed of Trust, dated as of April 1, 1947 (herein called the "Original Indenture"), executed by the Company to The Chase National Bank of the City of New York, now succeeded by The Chase Manhattan Bank as Trustee (herein called the "Trustee"), and all indentures supplemental thereto (said Mortgage as so supplemented herein called the "Indenture") to which reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the registered owner or owners of the Bonds and of the Trustee in respect thereof, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is one of a series designated as the First Mortgage Bonds, 1998 Guaranty Series due 2028 (herein called the "Pledge Bonds") limited, except as otherwise provided in the Indenture, in aggregate principal amount to $3,750,754, issued under and secured by the Indenture and described in the Forty-eighth Supplemental Indenture dated as of June 1, 1998, between the Company and the Trustee (herein called the "Supplemental Indenture").

     The Pledge Bonds have been delivered by the Company to Chase Manhattan Trust Company, National Association, as trustee (hereinafter called the "Revenue Bond Trustee"), under the Trust Indenture (the "Revenue Bond Indenture") dated as of June 1, 1998 between The Beaver County Industrial Development Authority (the "Authority") and the Revenue Bond Trustee securing, among other bonds, $3,750,754 of the Authority's Exempt Facilities Revenue Bonds, 5.375% 1998 Series A (Shippingport Project) which have been issued on behalf of the Company (the "Revenue Bonds").

     If and when the principal of any Revenue Bonds is paid, then there shall be deemed to be paid a principal amount of the Pledge Bonds then outstanding which bears the same ratio to the aggregate principal amount of Pledge Bonds outstanding immediately before such payment as the principal amount of the Revenue Bonds paid bears to the aggregate principal amount of the Revenue Bonds outstanding immediately before such payment; provided, however, that such payment of Pledge Bonds is deemed to be made only when and to the extent that notice of such payment is given by the Company to the Trustee.

     The Pledge Bonds shall be redeemed by the Company prior to maturity in whole at any time as provided in Section 8 of Article I of the Supplemental Indenture at a redemption price of 100% of the principal amount to be redeemed, plus accrued and unpaid interest to the redemption date.

     Any redemption of the Pledge Bonds shall be made in accordance with the applicable provisions of Sections 5.02, 5.03,
5.04 and 5.06 of the Original Indenture, unless and to the extent waived in writing by the registered owner or owners of all Pledge
Bonds and such waiver is filed with the Trustee.

     To the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the holders of said Bonds and coupons (including those pertaining to any sinking or other fund) may be changed and modified, with the consent of the Company by the holders of at least 75% in aggregate principal amount of the Bonds then outstanding, such percentage being determined as provided in the Indenture; provided, however, that in case such changes and modifications affect one or more but less than all series of Bonds then outstanding, they shall be required to be adopted only by the affirmative vote of the holders of at least 75% in aggregate principal amount of outstanding Bonds of such one or more series so affected; and further provided, that without the consent of the holder hereof no such change or modification shall be made which will extend the time of payment of the principal of or interest on this Bond or reduce the principal amount hereof or the rate of interest hereon, or affect any other modification of the terms of payment of such principal or interest or will permit the creation of any lien ranking prior to or on a party with the lien of the Indenture on any of the mortgaged property, or will deprive the holder hereof of the benefit of a lien upon the mortgaged property for the security of this Bond, or will reduce the percentage of Bonds required for the adoption of changes or modifications as aforesaid.

     If an event of default, as defined in the Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

     Subject to the limitations provided in the Indenture and in
Section 9 of Article I of the Supplemental Indenture, this Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the office or agency of the Company in the Borough of Manhattan, The City of New York or the City of Akron, State of Ohio, upon surrender and cancellation of this Bond, and upon presentation of a duly executed written instrument of transfer, and thereupon a new fully registered bond or bonds of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange herefor; and this Bond, with or without others of the same series, may in like manner be exchanged for one or more new fully registered Pledge Bonds of other authorized denominations but of the same aggregate principal amount; all without charge except for any tax or taxes or other governmental charges incidental to such transfer or exchange and all subject to the terms and conditions set forth in the Indenture.

     No recourse shall be had for the payment of the principal of or the interest on this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution or statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

     This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the Trustee under the

    Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate of authentication endorsed hereon.

     IN WITNESS WHEREOF, The Toledo Edison Company has caused this Bond to be signed in its name by its President or a Vice President (whose signature may be manual or a facsimile thereof) and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary (whose signature may be manual or a facsimile thereof).

Dated:
                                 THE TOLEDO EDISON COMPANY

                                 By
                                    -----------------------


Attest:


---------------------------------
Secretary



          [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This Bond is one of the Bonds of the series designated and described in the within-mentioned Indenture and Supplemental
Indenture.


                                  THE CHASE MANHATTAN BANK,
                                   TRUSTEE


                                  By
                                     -------------------------
                                       Authorized Officer






              [END OF FORM OF FULLY REGISTERED BOND]



                               ARTICLE II

                               THE TRUSTEE
                               -----------


     SECTION 1. The Trustee accepts the trusts created by this Supplemental Indenture upon the terms and conditions in the Original Indenture and in this Supplemental Indenture set forth, The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee. Each and every term and condition contained in Article 13 of the Original Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in fully, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

     SECTION 2. The Company shall cause any agency of the Company, other than the Trustee, which it may appoint from time to time to act as such agency in respect of the Pledge Bonds, to execute and deliver to the Trustee an instrument in which such agency shall:

       (a) Agree to keep and maintain, and furnish to the Trustee from time to time as reasonably requested by the Trustee, appropriate records of all transactions carried out by it as such agency and to furnish the Trustee such other information and reports as the Trustee may reasonably require;

       (b) Certify that it is eligible for appointment as such agency and agree to notify the Trustee promptly if it shall cease to be so eligible; and

       (c) Agree to indemnify the Trustee, in a manner satisfactory to the Trustee, against any loss, liability or expense incurred by, and defend any claim asserted against, the Trustee by reason of any acts or failures to act as such agency, except for any liability resulting from any action taken by it at the specific direction of the Trustee;

provided, however, that the Company, in lieu of causing any such agency to furnish such an instrument, may make such other arrangements with the Trustee in respect of any such agency as shall be satisfactory to the Trustee.

     SECTION 3.   For purposes of the Original Indenture, this
Supplemental Indenture and the Pledge Bonds, the Trustee is permitted to assume for all purposes that the rate of interest on the Pledge Bonds is the applicable initial interest rate expressed in this Supplemental Indenture.




                         ARTICLE III

                  MISCELLANEOUS PROVISIONS
                  ------------------------


     SECTION 1. The Original Indenture, as heretofore supplemented, is in all respects ratified and confirmed, and the Original Indenture, this Supplemental Indenture and all other indentures supplemental to the Original Indenture shall be read, taken and construed as one and the same instrument. Neither the execution of this Supplemental Indenture nor anything herein contained shall be construed to impair the lien of the Indenture on any of the property subject thereto, and such lien shall remain in full force and effect as security for all bonds now outstanding or hereafter issued under the Indenture. All covenants and provisions of the Original Indenture, except as modified by this Supplemental Indenture and all other indentures supplemental to the Original Indenture, shall continue in full force and effect for the respective periods of time therein specified, and this Supplemental Indenture shall form part of the Indenture. All terms defined in Article I of the Original Indenture shall, for all purposes of this Supplemental Indenture, have the meanings in said Article I specified, except as modified by this Supplemental Indenture and all other indentures Supplemental to the Original Indenture and unless the context otherwise requires.

     SECTION 2.   This Supplemental Indenture may be
simultaneously executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

                            EXECUTION

     IN WITNESS WHEREOF, The Toledo Edison Company has caused its corporate name to be hereunto affixed, this instrument to be signed by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary for and in its behalf and The Chase Manhattan Bank, as Trustee, in evidence of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, this instrument to be signed by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary, an Assistant Secretary or a Corporate Trust Officer, for and in its behalf, all as of the day and year first above written.

                               THE TOLEDO EDISON COMPANY

                               By: /s/ Richard H. Marsh
                               --------------------------------
                               Richard H. Marsh, Vice President


Attest
/s/ Nancy C. Ashcom
--------------------------------------
Nancy C. Ashcom, Corporate Secretary

Signed, sealed and acknowledged by
The Toledo Edison Company
in the presence of

/s/ Thomas C. Navin
--------------------------------------
Thomas C. Navin

/s/ Cynthia A. LaFlame
--------------------------------------
Cynthia A. LaFlame
As witnesses


                                   THE CHASE MANHATTAN BANK,
                                    AS TRUSTEE

                                   By: /s/ P.J. Gilkeson
                                   --------------------
                                   P.J. Gilkeson, Vice President

Attest:


/s/ R. Lorenzen
---------------------------------
R. Lorenzen, Senior Trust Officer

Signed, sealed and acknowledged by
The Chase Manhattan Bank
in the presence of

/s/ W. Keenan
-------------------------------
W. Keenan


/s/ David Trakimowicz
-------------------------------
David Trakimowicz

As witnesses





STATE OF OHIO

COUNTY OF SUMMIT


     On this 5th day of June, 1998, before me personally appeared Richard H. Marsh and Nancy C. Ashcom, to me personally known, who being by me severally duly sworn, did say that they are a Vice President and the Corporate Secretary, respectively, of The Toledo Edison Company, that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said officers severally acknowledged said instrument to the free act and deed of said corporation.



                          /s/ Susie M. Hoisten
                          -------------------------------------
                          Notary Public
                          Susie M. Hoisten
                          Residence -  Summit County
                          State Wide Jurisdiction, Ohio
                          My Commission expires November 19, 2001


STATE OF NEW YORK

COUNTY OF NEW YORK


     On this 4th day of June, 1998, before me personally appeared P.J. Gilkeson and R. Lorenzen, to me personally known, who being by me severally duly sworn, did say that they are a Vice President and a Senior Trust Officer, respectively, of The Chase Manhattan Bank, that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said officers severally acknowledged said instrument to the free act and deed of said corporation.


                           /s/ Emily Fayan
                           ---------------------------------
                           Notary Public
                           Emily Fayan
                           Notary Public, State of New York
                           No. 24-4737006
                           Qualified in Kings County
                           Certificate Filed in New York County
                           Commission expires December 31, 1999